Exhibit 4.4

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 11, 2004

to

INDENTURE

Dated as of June 11, 2004

among

LANGUAGE LINE, INC., as Issuer,

the Guarantors named therein, as Guarantors,

and

THE BANK OF NEW YORK, as Trustee

up to $165,000,000

11-1/8 % Senior Subordinated Notes due 2012

FIRST SUPPLEMENTAL INDENTURE, dated as of June 11, 2004, among Language Line, Inc., a Delaware corporation (the “Issuer”), the the entities named on Exhibit 1 hereto (collectively the “New Guarantors”), Language Line Holdings, Inc. (the “New Issuer”) and The Bank of New York, as Trustee (the “Trustee”).

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an Indenture dated as of June 11, 2004, (the “Indenture”), providing for the issuance of up to $165,000,000 aggregate principal amount of 11-1/8% Senior Subordinated Notes due 2012 of the Issuer (the “Notes”); and

WHEREAS, subsequent to the execution of the Indenture and the issuance of the Notes, and pursuant to that certain Merger Agreement dated as of April 14, 2004 between Language Line Acquisition, Inc., Issuer and New Issuer; the Issuer shall merge with and into New Issuer, with New Issuer to survive, and each of the New Guarantors shall remain subsidiaries of New Issuer; and

WHEREAS, pursuant to and as contemplated by Section 5.01 of the Indenture, the parties hereto desire to execute and deliver this First Supplemental Indenture for the purpose of providing for the New Issuer to expressly assume all the Obligations of the Issuer under the Notes and the Indenture;

WHEREAS, pursuant to and as contemplated by Section 11.05 of the Indenture, the parties hereto desire to execute and deliver this First Supplemental Indenture for the purpose of providing for the New Guarantors to expressly assume all the Obligations of a Guarantor under the Notes and the Indenture;

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:

I.

ASSUMPTION OF NOTES

The New Issuer, as provided by Section 5.01 of the Indenture, hereby unconditionally expressly assumes all of the Obligations of the Issuer under the Notes and the Indenture as set forth in Article 5 the Indenture; and the New Issuer may expressly exercise every right and power of the Issuer under the Indenture.

II.

ASSUMPTION OF GUARANTEES

Each of the New Guarantors, as provided by Section 11.05 of the Indenture, hereby unconditionally expressly assumes all of the Obligations of a Guarantor under the Notes and the Indenture as set forth in Article 11 of the Indenture; and the New Guarantors may expressly exercise every right and power of a Guarantor under the Indenture.

III.

MISCELLANEOUS PROVISIONS

A. Terms Defined.

For all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this First Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

B. Indenture.

Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

C. Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT SUCH PRINCIPLES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

D. Successors.

All agreements of the Company, the Guarantors and the Surviving Guarantors in this First Supplemental Indenture, the Notes and the Guarantees shall bind their respective successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

E. Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

ISSUER:

LANGUAGE LINE [HOLDINGS][1], INC.

By:	/s/ C.J. BRUCATO III
Name: C.J. Brucato III
Title: Vice President and Secretary

GUARANTORS:

LANGUAGE LINE, LLC
ENVOK, LLC
ONLINE INTERPRETERS, INC.
LANGUAGE LINE SERVICES, INC.
LANGUAGE LINE DOMINICAN REPUBLIC, LLC
LANGUAGE LINE PANAMA, LLC
LANGUAGE LINE COSTA RICA LLC
AS SUBSIDIARY GUARANTORS

By:	/s/ C.J. BRUCATO III
Name C.J. Brucato III
Title: Vice President and Secretary

[1]	Assusmes name change to Language Line, Inc. will become effective after the execution of the Supplemental Indenture.

TRUSTEE:

THE BANK OF NEW YORK, as Trustee

By:	/s/ MICHAEL PITFICK
Name: Michael Pitfick
Title: Asistant Vice President

Exhibit 1

Surviving Guarantors

Language Line, LLC

Envok, LLC

On line Interpreters, Inc.

Language Line Services, LLC

Language Line Dominican Republic, LLC

Language Line Panama, LLC

Language Line Costa Rica, LLC